Rotenberg & Co., LLP

Certified Public Accountants

1870 Winton Road South

Rochester, New York 14618

Phone: 585-295-2400

Fax: 585-295-2150

We consent to the use of our reports, dated July 12, 2006, on the annual financial statements of the Bryce Capital Funds which are included in the Registration Statement under the Securities Act of 1933.  We also consent to the reference to our firm in such Registration Statement.

/s/ Rotenberg & Co. LLP

Rotenberg & Company, LLP

Rochester, New York

October 30, 2006